Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2018, relating to the consolidated financial statements of Daré Bioscience, Inc. and Subsidiaries (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

August 17, 2018